UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 9, 2021
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13601 Via Varra		80020
Broomfield,	Colorado
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2021, the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”), pursuant to the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, approved an increase of the size of the Board from eight directors to nine directors, and appointed Tracy Gardner to the Board to serve as a Class II director, effective immediately.

Ms. Gardner will serve on the Board’s Compensation Committee. As compensation for her service on the Board, Ms. Gardner will receive the Company’s standard compensation for non-employee directors, including an annual equity award. There are no understandings or arrangements with any person pursuant to which Ms. Gardner was selected as a director, and Ms. Gardner is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board considered the independence of Ms. Gardner under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and concluded that Ms. Gardner is an independent director under the applicable Nasdaq standards.

On June 10, 2021, the Company issued a press release announcing the appointment of Ms. Gardner, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 9, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a) The nominees for election as Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified, were elected based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald L. Frasch	50,125,064	2,175,332	4,309,097
Andrew Rees	51,666,957	633,439	4,309,097
Charisse Ford Hughes	51,808,542	491,854	4,309,097

(b) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
56,175,879	386,226	47,388

(c) The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
50,106,915	2,152,942	40,539	4,309,097

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Crocs, Inc. press release dated June 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 14, 2021	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer